SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) December 4, 2003

                              ORALABS HOLDING CORP
                              --------------------
             (Exact name of registrant as specified in its charter)


       Colorado                        000-23039                 14-1623047
--------------------------------------------------------------------------------
 (State or other                     (Commission              (I.R.S. Employer
  jurisdiction                       File Number)            Identification No.)
of incorporation)


   18685 East Plaza Drive, Parker Colorado                   80134
--------------------------------------------------------------------------------
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code         303-783-9499
                                                  ----------------------------



             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.           OTHER EVENTS

         On December 4, 2003, OraLabs Holding Corp. (the "Company") issued a press release announcing that its Board of Directors has designated the close of trading on December 15, 2003 as the record date for a reverse stock split to be effective on December 16, 2003. The reverse split ratio will be one for two, and any fractional share resulting from the split will be rounded up to the next highest whole share. The reverse split is being enacted to seek to retain the Company's listing of its common stock on the NASDAQ SmallCap Market(TM). However, even if the reverse split results in the Company's stock price meeting the $1.00 minimum bid price requirements for continued listing as set forth in Marketplace Rule 4310(c)(4), there can be no assurance that the Listing Panel will grant the Company's request for continued listing.

         A copy of the press release is attached hereto as Exhibit No. 99.1.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibit 99.1 Press Release dated December 4, 2003, is
                      filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ORALABS HOLDINGS CORP



                                         By:   /s/ Gary H. Schlatter
                                            -------------------------------
                                              Gary H. Schlatter, President

Dated: December 4, 2003

                                  EXHIBIT INDEX

Exhibit No.             Description

   99.1           Press Release issued by the Registrant dated December 4, 2003.